Exhibit 8.1

March 9, 2009

Abraxas Energy Partners, L.P.

18803 Meisner Drive

San Antonio, Texas 78258

Re:	Registration Statement on Form S-1 for the registration of 1,535,250 Common Units of Abraxas Energy Partners, L.P.

Ladies and Gentlemen:

We have acted as counsel to Abraxas Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed offering of common units (the “Offering”) pursuant to the Form S-1 Registration Statement, SEC file no 333-144537 (in the form such registration statement is declared effective by the SEC relating to 1,535,250 common units representing limited partner interests in the Partnership, the “Registration Statement”). The Partnership has requested that we deliver an opinion to the Partnership with respect to the discussion of Material Tax Consequences in the Registration Statement.

We hereby confirm to you that the legal conclusions with respect to U.S. federal income tax laws and regulations set forth under the heading “Material Tax Consequences” in the form of preliminary prospectus forming part of the Registration Statement is our opinion insofar as such legal conclusions constitute statements of U.S. federal income tax consequences to the holders of the common units, subject to the limitations set forth therein.

No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of owning or disposing of the common units under state, local or non-United States laws, the reasonableness of the assumptions relied upon by us in rendering the opinion set forth herein and the representations and statements of fact by the Partnership included in the Registration Statement.

This opinion is furnished to you solely for use in connection with the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written consent. In accordance with Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jackson Walker L.L.P.